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                                                            Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

                                                   First Quarter Ended
                                               March 31,      March 31,
                                                   1997           1996
                                           ------------   ------------
Net income                                 $ 17,111,000   $ 31,410,000
                                           ============   ============
Primary Earnings Per Share
Weighted average number of common
  shares outstanding                        101,610,624    102,597,657
  Common stock equivalents
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                              -         53,002
        Stock options                           544,937        727,888
                                           ------------   ------------

Average number of primary common
  and common equivalent shares
  outstanding                               102,155,561    103,378,547
                                           ============   ============

Primary earnings per common and
  common equivalent share
    Net income                             $       0.17   $       0.30
                                           ============   ============
Fully Diluted Earnings Per Share
Average number of primary common and
  common equivalent shares outstanding      102,155,561    103,378,547
    Additional shares based on
      period-end price applicable to:
        Restricted stock                              -          4,951
        Stock options                                 -        161,102
                                           ------------   ------------
Average number of fully diluted
  common and common equivalent
  shares outstanding                        102,155,561    103,544,600
                                           ============   ============

Fully diluted earnings per common and
  common equivalent share
    Net income                             $       0.17   $       0.30
                                           ============   ============